Exhibit 99.1

IMMEDIATE NEWS RELEASE

SCHMITT INDUSTRIES ANNOUNCES

MANAGEMENT AND GOVERNANCE UPDATES

-	BOARD APPOINTS MICHAEL R. ZAPATA AS CHIEF EXECUTIVE OFFICER
-	IMPLEMENTATION OF PERFORMANCE-BASED PAY FOR EXECUTIVES
-	IMPLEMENTATION OF SUGGESTED MINIMUM SHARE OWNERSHIP REQUIREMENTS
-	PROPOSAL FOR DECLASSIFIED BOARD AT 2019 ANNUAL MEETING

August 1, 2019	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced that its Board of Directors (the “Board”) has appointed Mr. Michael Zapata as the President and Chief Executive Officer (“CEO”) of Schmitt Industries. Mr. Zapata, who has served as President and Executive Chairman since November 2018, will continue to focus his efforts on strengthening and growing Schmitt’s world-class businesses with the Schmitt team.

In addition to appointing Mr. Zapata as President and CEO, the Board has adopted the following policies:

1)	Implement Performance-Based Pay for Executives

2)	Implement Suggested Minimum Share Ownership Requirements for Executives and Directors

3)	Propose a Declassified Board for Shareholder Approval at the 2019 Annual Meeting of Shareholders

These corporate governance enhancements highlight the Board’s desire to align incentives and performance of the executives and directors with that of the shareholders.

The primary objective of the Performance-Based Pay and Minimum Share Ownership policies for executives is to align team member incentives with long-term shareholder interests. To accomplish this, the executive compensation program will generally consist of three primary components: base salary, annual performance-based bonuses and long-term incentive compensation. The performance-based metrics will be a mixture of profitability, cash-flow and individual-based goals.

Additionally, the Board believes strongly that its directors and executives should have meaningful share ownership in Schmitt. Accordingly, the Board has established suggested minimum share ownership guidelines. Each Board member is expected to own, at a minimum, that number of shares of common stock equal in value to three times their retention payment, or $60,000, and each executive is expected to own, at a minimum, that number of shares of common stock equal in value to a multiple of his or her base salary ranging from a low of one times for the Chief Financial Officer to a high of three times for the Chief Executive Officer. Current directors and executives will have three years from the implementation of this policy to reach these minimum ownership guidelines.

To further enhance accountability to shareholders, the Schmitt Board intends to submit a proposal to the Company’s shareholders at the 2019 Annual Meeting to amend Schmitt’s by-laws to provide for the election of directors on an annual basis. If the proposed structure is approved by the shareholders, directors elected at the Company’s 2019 Annual Meeting will be elected on an annual basis, and commencing with the Company’s 2020 Annual Meeting, directors whose terms expire at each annual meeting would be elected for a one-year term. Accordingly, by the Company’s 2021 Annual Meeting and thereafter, the entire Board would be elected annually.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc. (“Schmitt” or the “Company”), founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through our SBS®, Acuity® and Xact® product lines, which are reported in two business segments. In the Balancer segment, our SBS product line provides computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry. In the Measurement segment, our Acuity line provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, Chairman, President and Chief Executive Officer (503) 227-7908 or visit our web site at www.schmitt-ind.com

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